For Immediate Release
Media Relations:
Kristi Knight
801-722-7000
kknight@omniture.com
Investor Relations:
Mike Beckstead
801-932-7518
mbeckstead@omniture.com
Omniture Reports Fourth Quarter and Fiscal 2006 Financial Results
Company Delivers 86% Organic Revenue Growth
and Doubles Customer Base
OREM, UT, February 8, 2007 — Omniture, Inc. (NASDAQ:OMTR), a leading provider of online business optimization software, today announced results for its fourth quarter and 2006 fiscal year ended December 31, 2006. Omniture reported another record revenue quarter, with fourth quarter revenue of $23.5 million, an increase of 71 percent over the fourth quarter of 2005 and 12 percent over the third quarter of 2006. Total revenue for the year was $79.7 million, an increase of 86 percent over 2005.
GAAP net loss in the fourth quarter of 2006 was $0.8 million or $0.02 per diluted share, compared to a net loss of $7.2 million, or $0.52 per diluted share, in the fourth quarter of 2005. GAAP net loss for 2006 was $7.7 million or $0.25 per diluted share compared to a net loss of $17.4 million or $1.27 per diluted share for 2005. Non-GAAP net income was $0.9 million or $0.02 per diluted share for the fourth quarter. For the year, non-GAAP net loss was $2.4 million or $0.08 per diluted share. Non-GAAP net income and net loss excludes the effect of expensing stock-based compensation under SFAS 123R beginning in 2006, amortization of deferred compensation related to stock options, amortization of intangible assets related to a warrant and a patent license agreement, imputed interest related to this patent license agreement and non-recurring acquisition related expenses.
Fourth quarter and fiscal 2006 adjusted EBITDA was $3.5 million and $8.0 million respectively. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
Operating cash flow for the fourth quarter was $4.7 million. Free cash flow, defined by the company as operating cash flow reduced by capital expenditures of $1.2 million, was $3.5 million for the quarter.
“2006 was a breakout year for Omniture,” stated Josh James, CEO and co-founder of Omniture. “We expanded our market leadership in Web analytics and more importantly, established our products as the foundation for measuring and optimizing online business.”
During the fourth quarter of 2006, Omniture added over 250 new customers, bringing the total to approximately 1,800 and captured data from over 420 billion transactions. With its recent acquisition of Instadia, the company now has over 2,000 customers. New customer relationships secured include: Boston Scientific, Bud TV, Canoe, DivX, eVite, Freedom Communications, Haggar Clothing, Hard Rock Café, K&L Wine Merchants, Microsoft Zune, Scottrade, SmartMoney.com, Vehix.com and Virgin America; and internationally, Channel 4, Club Méditerranée, De Telegraaf Media, Rakuten, Seek.com.au, Sony Worldwide and StepStone Deutschland AG.
Guidance
•	Q1 FY 2007: Revenue for the company’s first quarter is expected to be in the range of $26 million to $27 million. GAAP net loss is expected to be in the range of $0.05 to $0.04 per diluted share. Excluding the effect of stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense and non-recurring acquisition related expenses, non-GAAP net income is expected to be between $0.00 to $0.01 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $2.0 million to $2.5 million.

•	Full Year FY 2007: Revenue for the company’s full year 2007 is expected to be in the range of $128 million to $130 million. GAAP net loss is expected to be in the range of $0.15 to $0.13 per diluted share. Excluding the effect of stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense and non-recurring acquisition related expenses, non-GAAP net income for the year is expected to be in the range of $0.07 to $0.09 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $16 million to $18 million.
Information for Conference Call to Discuss Q4 FY 2006 Financial Results
Omniture, Inc. will host a conference call and simultaneous audio-only webcast at 5:00 p.m. (Eastern Time). To access the conference call, dial 866-770-7146, or 617-213-8068 for international callers. The access code is 18975896. Please call 10 minutes prior to the scheduled conference call time. The webcast will be available on the “Investor Relations” section of the company’s corporate Web site at www.omtr.com. A replay of the conference call will be accessible by telephone after 7:00 p.m. (Eastern Time) by dialing 888-286-8010 (or 617-801-6888), reservation number, 69781608. The conference call will also be archived on the company’s corporate Web site. Both the replay and archived web cast will be available until February 22, 2007.
About Non-GAAP Financial Measures
In this release and during our conference call as described above we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the Investor Relations section of our corporate Web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.
We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s operating results because they facilitate the comparison of results for future periods with results from past periods. Omniture adopted SFAS 123R on January 1, 2006 using the prospective method. Results of prior periods have not been restated to conform with the 2006 presentation. Omniture also recorded deferred compensation in 2005 related to the granting of options which is being amortized in subsequent periods. We believe the calculation of net income and loss, calculated without stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense and non-recurring acquisition related expenses, provides a meaningful comparison to our net loss figures reported for 2005 and prior years. We also believe that adjusted EBITDA, which we calculate as earnings before interest, taxes, depreciation, amortization and stock-based compensation, is an indicator of the Company’s financial results and cash flows and is useful to investors in evaluating operating performance. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules.
About Omniture
Omniture, Inc., is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers on-demand, enables customers to capture, store and analyze information generated by their websites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation services, best practices, consulting services, customer support and user training provided through Omniture University. Omniture’s customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Oracle, General Motors and HP. www.omniture.com.
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding our business strategy, continuing customer demand for our services, our leadership in the market for on-demand, online business optimization services, including web analytics, the strength of our business in 2006, and expectations regarding revenue, GAAP and non-GAAP net income and loss, and adjusted EBITDA. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks associated with changes in the demand for our services, our ability to continue to attract new customers and sell additional services to our existing customers, the continued adoption by customers of our SiteCatalyst service and other product and service offerings, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to develop or acquire new services, disruptions in our business and operations as a result of acquisitions, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to effectively expand our sales and marketing capabilities, our ability to develop and maintain strategic relationships with third parties with respect to either technology integration or channel development, our ability to expand the sales of our services to customers located outside the United States, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, the blocking or erasing of “cookies,” the unauthorized disclosure of personally identifiable information regarding Web site visitors, whether through breach of our secure network by an unauthorized party, employee theft or misuse, or otherwise, changes in relevant accounting standards and securities laws and regulations; and such other risks as identified in Omniture’s quarterly report on Form 10-Q for the period ended September 30, 2006 and from time to time in other reports filed by Omniture with the U.S. Securities Exchange Commission. These reports are available on the Investor Relations page of our corporate Web site at www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
(Financial Tables to Follow)
###

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Three Months Ended		% Increase
	December 31,		December 31,		(Decrease)
	2005	% of Revenues	2006	% of Revenues
Revenues:
Subscription	$12,954	94%	$21,907	93%	69%
Professional services and other	793	6	1,554	7	96

Total revenues	13,747	100	23,461	100	71

Cost of revenues (1):
Subscription	7,070	51	8,195	35	16
Professional services and other	573	4	793	3	38

Total cost of revenues	7,643	55	8,988	38	18

Gross profit	6,104	45	14,473	62	137

Operating expenses (1):
Sales and marketing	6,941	51	9,594	41	38
Research and development	1,876	14	2,400	11	28
General and administrative	1,992	14	3,611	15	81
Litigation settlement	2,604	19	—	—	(100)

Total operating expenses	13,413	98	15,605	67	16

Loss from operations	(7,309)	(53)	(1,132)	(5)	(85)
Interest income	246	2	884	4	259
Interest expense	(89)	(1)	(300)	(1)	237
Other expense	(34)	—	(135)	(1)	297

Loss before provision for income taxes	(7,186)	(52)	(683)	(3)	(90)
Provision for income taxes	15	—	80	—	433

Net loss	$(7,201)	(52)%	$(763)	(3)%	(89)%

Net loss per share:
Net loss per share, basic and diluted	$(0.52)		$(0.02)		(96)%
Weighted-average number of shares, basic and diluted	13,892		47,340		241%

Adjusted EBITDA (2)	$(526)	(4)%	$3,537	15%	(772)%

(1) Amounts include stock-based compensation expenses, as follows:
Cost of subscription revenues	$14	0%	$87	0%
Cost of professional services and other revenues	2	0	24	0
Sales and marketing	110	1	359	1
Research and development	79	1	182	1
General and administrative	46	0	389	2

Total stock-based compensation expenses	$251	2%	$1,041	4%

(2)	Adjusted EBITDA is equal to the loss from operations less patent license and litigation settlement costs, depreciation, amortization and stock-based compensation

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Year Ended		Year Ended		% Increase
	December 31,		December 31,		(Decrease)
	2005	% of Revenues	2006	% of Revenues
			(unaudited)
Revenues:
Subscription	$41,066	96%	$74,580	94%	82%
Professional services and other	1,738	4	5,169	6	197

Total revenues	42,804	100	79,749	100	86

Cost of revenues (1):
Subscription	18,496	43	28,827	36	56
Professional services and other	1,963	5	2,999	4	53

Total cost of revenues	20,459	48	31,826	40	56

Gross profit	22,345	52	47,923	60	114

Operating expenses (1):
Sales and marketing	24,259	57	35,227	44	45
Research and development	6,647	15	8,732	11	31
General and administrative	6,220	15	12,107	15	95
Litigation settlement	2,604	6	—	—	(100)

Total operating expenses	39,730	93	56,066	70	41

Loss from operations	(17,385)	(41)	(8,143)	(10)	(53)
Interest income	599	1	2,117	2	253
Interest expense	(574)	(1)	(1,285)	(2)	124
Other expense	(66)	—	(219)	—	232

Loss before provision for income taxes	(17,426)	(41)	(7,530)	(10)	(57)
Provision for income taxes	15	—	195	—	1,200

Net loss	$(17,441)	(41)%	$(7,725)	(10)%	(56)%

Net loss per share:
Net loss per share, basic and diluted	$(1.27)		$(0.25)		(80)%
Weighted-average number of shares, basic and diluted	13,694		30,332		121%

Adjusted EBITDA (2)	$(5,984)	(14)%	$8,047	10%	(234)%

(1) Amounts include stock-based compensation expenses, as follows:
Cost of subscription revenues	$41	0%	$203	0%
Cost of professional services and other revenues	6	0	54	0
Sales and marketing	156	0	993	1
Research and development	243	1	563	1
General and administrative	64	0	1,345	2

Total stock-based compensation expenses	$510	1%	$3,158	4%

(2)	Adjusted EBITDA is equal to the loss from operations less patent license and litigation settlement costs, depreciation, amortization and stock-based compensation

Omniture, Inc.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
Reconciliation of Net Loss on a GAAP Basis to Net (Loss) Income on a Non-GAAP Basis:

Net loss on a GAAP basis	$(7,201)	$(763)	$(17,441)	$(7,725)
Stock-based compensation	251	1,041	510	3,158
Amortization of intangible asset related to co-marketing and reseller agreement (1)	(14)	81	321	314
Litigation settlement	2,604	—	2,604	—
Amortization of patent licenses (2)	1,910	315	1,910	1,260
Imputed interest on patent license obligation (3)	—	94	—	518
Unrealized loss on foreign currency forward contract related to Instadia acquisition (4)	—	94	—	94

Net (loss) income on a non-GAAP basis	$(2,450)	$862	$(12,096)	$(2,381)

Reconciliation of Diluted Net Loss per Share on a GAAP Basis to Diluted Net (Loss) Income per Share on a Non-GAAP Basis:

Diluted net loss per share on a GAAP basis	$(0.52)	$(0.02)	$(1.27)	$(0.25)
Stock-based compensation	0.02	0.03	0.04	0.10
Amortization of intangible asset related to co-marketing and reseller agreement (1)	(0.00)	0.00	0.02	0.01
Litigation settlement	0.18	—	0.19	—
Amortization of patent licenses (2)	0.14	0.01	0.14	0.04
Imputed interest on patent license obligation (3)	—	0.00	—	0.02
Unrealized loss on foreign currency forward contract related to Instadia acquisition (4)	—	0.00	—	0.00

Diluted net (loss) income per share on a non-GAAP basis	$(0.18)	$0.02	$(0.88)	$(0.08)

Reconciliation of Net Cash Provided By (Used In) Operating Activities to Adjusted EBITDA:

Net cash provided by (used in) operating activities	$187	$4,765	$(4,789)	$3,735
Loss on disposal of property and equipment	—	—	(5)	—
Net changes in operating assets and liabilities	(605)	(859)	(1,246)	4,730
Other (income) expense, net	(123)	(449)	41	(613)
Provision for income taxes	15	80	15	195

Adjusted EBITDA	$(526)	$3,537	$(5,984)	$8,047

(1)	This item is recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations

(2)	This item is recorded in cost of subscription revenues in the Condensed Consolidated Statements of Operations

(3)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

(4)	This item is recorded in other expense in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Reconciliation of Forward Looking GAAP Diluted Net Loss Per Share to Non-GAAP Diluted Net Income Per Share
(unaudited)

	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2007
Diluted net loss per share on a GAAP basis	$(0.05) to $(0.04)	$(0.15) to $(0.13)
Stock-based compensation	0.04	0.18
Amortization of certain intangible assets (1)	0.00	0.02
Amortization of patent licenses (2)	0.01	0.02
Imputed interest on patent license obligation (3)	0.00	0.00

Diluted net income per share on a non-GAAP basis	$0.00 to $0.01	$0.07 to $0.09

Omniture, Inc.
Reconciliation of Forward Looking GAAP Net Cash Provided By Operating Activities to Adjusted EBITDA
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2007
Net cash provided by operating activities on a GAAP basis	$1.9 to $2.4	$16.0 to $18.0
Net changes in operating assets and liabilities	0.5	2.2
Other income, net	(0.5)	(2.5)
Provision for income taxes	0.1	0.3

Adjusted EBITDA	$2.0 to $2.5	$16.0 to $18.0

(1)	This item is recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations

(2)	This item is recorded in cost of subscription revenues in the Condensed Consolidated Statements of Operations

(3)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Additional Metrics
(unaudited)

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2005	2005	2005	2005	2006	2006	2006	2006
Full-time employee headcount	200	262	294	305	312	324	323	353
Number of transactions captured (in billions)	104.9	139.5	191.0	240.9	288.5	315.0	362.7	420.7

	Three Months Ended December 31,		Year Ended December 31,
	2005	2006	2005	2006
Revenues by geography (in thousands):
Customers within the United States	$12,025	$19,261	$38,108	$66,468
Customers outside the United States	1,722	4,200	4,696	13,281

Total revenues	$13,747	$23,461	$42,804	$79,749

As a percentage of total revenues:
Revenues by geography:
Customers within the United States	87%	82%	89%	83%
Customers outside the United States	13	18	11	17

Total	100%	100%	100%	100%

Omniture, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2005	2006
		(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$22,196	$68,287
Accounts receivable, net	12,325	24,126
Prepaid expenses and other current assets	720	1,571

Total current assets	35,241	93,984

Property and equipment, net	27,517	31,128
Intangible assets, net	10,150	9,796
Other assets	143	302

Total assets	$73,051	$135,210

Liabilities, Convertible Preferred Stock and Stockholders’ (Deficit) Equity:

Current liabilities:
Accounts payable	$4,081	$2,586
Accrued liabilities	13,993	11,435
Current portion of deferred revenues	12,855	21,885
Current portion of notes payable	3,035	5,997
Current portion of capital lease obligations	86	53

Total current liabilities	34,050	41,956

Deferred revenues, less current portion	396	2,170
Notes payable, less current portion	2,794	4,117
Capital lease obligations, less current portion	77	24
Other liabilities	4,118	518
Commitments and contingencies
Convertible preferred stock	61,882	—
Stockholders’ (deficit) equity:
Common stock	14	47
Additional paid-in capital	4,104	127,380
Deferred stock-based compensation	(3,270)	(2,172)
Accumulated other comprehensive income	—	9
Accumulated deficit	(31,114)	(38,839)

Total stockholders’ (deficit) equity	(30,266)	86,425

Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$73,051	$135,210

Omniture, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
	(unaudited)	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(7,201)	$(763)	$(17,441)	$(7,725)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation and amortization	2,018	3,628	6,377	13,032
Stock-based compensation	251	1,041	510	3,158
Loss on disposal of property and equipment	—	—	5	—
Patent license and litigation settlement costs	4,514	—	4,514	—
Net changes in operating assets and liabilities:
Accounts receivable, net	(948)	(2,578)	(6,444)	(11,801)
Prepaid expenses and other assets	77	93	60	(1,010)
Accounts payable	(1,388)	(286)	(101)	(1,495)
Accrued and other liabilities	475	513	2,047	(1,228)
Deferred revenues	2,389	3,117	5,684	10,804

Net cash provided by (used in) operating activities	187	4,765	(4,789)	3,735

Cash flows from investing activities:
Purchases of property and equipment	(5,455)	(1,241)	(18,852)	(14,934)
Purchases of intangible assets	—	(1,402)	—	(6,380)

Net cash used in investing activities	(5,455)	(2,643)	(18,852)	(21,314)

Cash flows from financing activities:
Proceeds from exercise of stock options	2	56	194	237
Proceeds from issuance of convertible preferred stock, net of issuance costs	99	—	39,752	—
Proceeds from issuance of common stock, net of issuance costs	—	(122)	—	59,234
Proceeds from issuance of notes payable	—	—	500	9,608
Principal payments on notes payable and capital lease obligations	(775)	(1,582)	(3,536)	(5,409)

Net cash (used in) provided by financing activities	(674)	(1,648)	36,910	63,670

Net (decrease) increase in cash and cash equivalents	(5,942)	474	13,269	46,091
Cash and cash equivalents at beginning of period	28,138	67,813	8,927	22,196

Cash and cash equivalents at end of period	$22,196	$68,287	$22,196	$68,287